         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

       JUN 10 1998

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION
                                       OF
                      INTERNATIONAL TEXAS INDUSTRIES, INC.

     The undersigned, being the President and Secretary of INTERNATIONAL TEXAS
INDUSTRIES, INC., a Nevada Corporation, hereby certify that by vote of the Board of Directors, with consent from the controlling majority stockholder, at a meeting held on the 1st day of June, 1998, it was agreed by unanimous vote that this CERTIFICATE AMENDING THE ARTICLES OF INCORPORATION be filed.

     The undersigned further certify that the original Articles of Incorporation of INTERNATIONAL TEXAS INDUSTRIES, INC., were filed with the Secretary of State of Nevada on the 6th day of May, 1968. The undersigned further certify that
ARTICLE FIRST of the original Articles of Incorporation, filed on the 6th day of
May, 1968, herein is amended to read as follows:

                                  ARTICLE FIRST

               THE NAME OF THE CORPORATION IS KENTEX ENERGY, INC.

     The undersigned hereby certify, that they have on this 4 day of June, 1998, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                              /s/ Janis Barnard
                                              ----------------------------------
                                              Janis Barnard, President/Secretary

STATE OF Oregon     )
         -----------
                    ) SS.
COUNTY OF Yamhill   )
          ----------

     On this 4th day of June, 1998, before me, the undersigned, a Notary Public, personally appeared: Janis Barnard, known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending the Articles of
Incorporation and acknowledged to me that they executed the same.

                                              /s/ Julie Snow
                                              ----------------------------------
                                              Notary Public

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           OFFICIAL SEAL
            JULIE SNOW
      NOTARY PUBLIC - OREGON
      COMMISSION NO. A053646
MY COMMISSION EXPIRES APRIL 30, 2000
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